UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2009

MYRIAD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34275	26-3996918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Wakara Way

Salt Lake City, UT 84108

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (801) 214-7800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 10, 2009, the Board of Directors (“the Board”) of Myriad Pharmaceuticals, Inc. (“the Company”) approved a resolution, effective as of that date, to increase the size of the Board from five to six directors and appointed Timothy R. Franson, M.D. to fill the newly created Board vacancy. Dr. Franson was appointed to serve as a Class I director until his successor has been duly elected and qualified, or until his earlier death, resignation, or removal.

Dr. Franson was appointed to the Nominating and Governance Committee of the Board. There are no arrangements or understandings between the Company and any other person pursuant to which Dr. Franson was selected as a director, nor are there any transactions between Dr. Franson and the Company in which Dr. Franson has a direct or indirect material interest that the Company is required to report.

Dr. Franson was with Eli Lilly and Company for over 20 years, most recently as Vice President of Global Regulatory Affairs until his retirement from the Company in 2008. Previous positions held at Lilly include Director of Anti-Infectives, Executive Director of Regulatory Affairs for North American Regulatory, Chemistry Manufacturing Control, Planning & Global Operations and Vice President of Clinical Research and Regulatory Affairs-US. Dr. Franson has served as chair of the Clinical Steering Committee and as a member of the Regulatory Affairs Coordinating Committee of the Pharmaceutical Research and Manufacturers’ Association (PhRMA) and, until recently, chaired PhRMA’s FDA Committee Staff Work Group (2000-2008). He was co-chair of the joint FDA-industry working group addressing clinical aspects of the FDA Modernization Act of 1997, including the Prescription Drug User Fee Act (PDUFA) renewal; from 2000-2003 he co-chaired the overall industry-FDA committees for PDUFA-3 renewal. Dr. Franson is Board Certified in Internal Medicine and Infectious Diseases, was Assistant Professor of Medicine at the Medical College of Wisconsin, where he was a member of the Governor’s Task Force on AIDS, and he was also an Assistant Professor of Medicine at Indiana University School of Medicine.

In accordance with the Company’s director compensation policy, on September 10, 2009, the Board granted Dr. Franson an option to purchase 25,000 shares of the Company’s common stock at an exercise price of $4.63 per share, the closing price of the Company’s common stock on September 10, 2009, which vests in full on the first anniversary of the date of grant, assuming continued membership on the Board on such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD PHARMACEUTICALS, INC.

Dated: September 14, 2009	/s/ Adrian N. Hobden
Adrian N. Hobden, Ph.D.
President and Chief Executive Officer

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